UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2022

HIGHLAND TRANSCEND PARTNERS I CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39751	98-1594685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Arthur Godfrey Road, #202, Miami Beach, Florida	33140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (617) 401-4015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	HTPA.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	HTPA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	HTPA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

As previously announced, on September 8, 2021, Highland Transcend Partners I Corp., a Cayman Islands exempted company (NYSE: HTPA.U) (“HTP”), entered into an Agreement and Plan of Merger (as so amended by that certain First Amendment thereto, dated as of October 21, 2021, and as so amended by that certain Second Amendment thereto, dated as of January 21, 2022, the “Merger Agreement”), by and among HTP, Picasso Merger Sub I, Inc., a Delaware corporation and wholly owned direct subsidiary of HTP (“Blocker Merger Sub I”), Picasso Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of HTP (“Blocker Merger Sub II”), Picasso Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“GPI Blocker Merger Sub” and together with Blocker Merger Sub I and Blocker Merger Sub II, the “Blocker Merger Subs”), Picasso Merger Sub III, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“Company Merger Sub” and together with HTP and the Blocker Merger Subs, the “HTP Parties”), Carlyle Partners VII Pacer Holdings, L.P., a Delaware limited partnership (“Pacer Holdings”), CP VII Pacer Corp., a Delaware corporation (“Pacer Corp. Blocker”), CP VII Pacer EU L.P., a Delaware limited partnership (“Pacer L.P. Blocker” and together with Pacer Holdings and Pacer Corp. Blocker, the “Blocker Parties”), GPI Capital Gemini HoldCo LP, a Delaware limited partnership (“GPI Blocker Owner”), GPI Capital Gemini LLC, a Delaware limited liability company (“GPI Blocker” and together with GPI Blocker Owner, the “GPI Parties”), Packable Holdings, LLC, a Delaware limited liability company (“Packable”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Holders. The HTP Parties, the Blocker Parties, the GPI Parties and Packable are collectively referred to herein as the “Parties” and each individually as a “Party”.

Termination of Business Combination Agreement

On March 24, 2022, the Parties entered into a Termination and Release Agreement (the “Termination Agreement”), pursuant to which HTP and Packable mutually agreed to terminate the Merger Agreement effective immediately.

As a result of the termination of the Merger Agreement, all Transaction Agreements (as defined in the Termination Agreement), which includes, among others, the Merger Agreement and all Ancillary Agreements (as defined in the Merger Agreement), entered into in connection therewith, are void and there is no liability under the Merger Agreement or any other Transaction Agreement on the part of any party thereto (including, without limitation, under the Sponsor Letter Agreement by and among Highland Transcend Partners I, LLC, HTP, Packable, and the other parties signatory thereto dated as of September 8, 2021).

Pursuant to the Termination Agreement, HTP will be entitled to receive an amount of cash equal to $2,000,000 upon the earliest to occur of (a) the completion of the redemption of all outstanding HTP Class A ordinary shares (the “Wind-Up Event”), (b) a Change of Control (as defined in the Termination Agreement) and (c) the first closing of qualifying financing transactions following the date hereof in which Packable and certain of its subsidiaries collectively receive at least $140 million of new money proceeds in the aggregate. HTP will also be entitled to receive convertible promissory notes with an aggregate principal amount equal to $8,000,000 having the same terms and in substantially the same form as the Convertible Notes (as defined in the Merger Agreement) (the “Convertible Note Consideration”) upon the earlier to occur of (i) a Wind-Up Event and (ii) the closing of a business combination by HTP; provided that, if such closing of a business combination by HTP involves a counterparty that is reasonably determined by the board of directors of Packable to be a competitor of Packable, then the Convertible Note Consideration will instead be delivered to HTP upon the earlier to occur of (x) a Change of Control and (y) a qualified public offering of Packable.

Moreover, the Termination Agreement provides that, subject to certain exceptions, the HTP Parties, on the one hand, and Packable, the Blocker Parties, and the GPI Parties, on the other hand, have agreed, on behalf of themselves and their respective related parties, to a release of claims relating to the transactions contemplated by the Merger Agreement and to not encourage or solicit or voluntarily assist or participate in any legal action relating to such released claim. Moreover, each of the Parties agreed to certain obligations with respect to confidentiality and non-disparagement.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their respective entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) by HTP as Exhibit 2.1 to the Current Report on Form 8-K on dated as of September 9, 2021, and thereafter amended by the First Amendment thereto, which was previously filed with the SEC by HTP as Exhibit 1.1 to the Current Report on Form 8-K dated as of October 22, 2021, and thereafter amended by the Second Amendment thereto, which was previously filed with the SEC by HTP as Exhibit 1.1 to the Current Report on Form 8-K dated as of January 25, 2022, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Pursuant to HTP’s amended and restated memorandum and articles of association, HTP has until December 7, 2022 to complete an initial business combination. If HTP is unable to complete an initial business combination by such date, HTP will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Class A ordinary shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding Class A ordinary shares, which redemption will completely extinguish Class A ordinary shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of HTP’s remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to HTP’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Item 8.01	Other Events

On March 25, 2022, HTP and Packable issued a joint press release announcing the termination of the Merger Agreement. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. As previously disclosed in HTP’s definitive proxy statement, HTP has scheduled an extraordinary meeting of HTP’s shareholders to be held on March 29, 2022. As required by Cayman Islands law and the terms of HTP’s amended and restated memorandum and articles of association, notwithstanding the termination of the Merger Agreement, HTP is required to hold the extraordinary meeting of HTP’s shareholders scheduled to be held on March 29, 2022. As a result of the termination of the Merger Agreement, at the extraordinary meeting of HTP’s shareholders on March 29, 2022, HTP intends to present the Adjournment Proposal, as defined in the definitive proxy statement delivered to the holders of record of HTP’s ordinary shares at the close of business on January 20, 2022, for the consideration and approval of HTP’s shareholders and expects that, if approved, the extraordinary meeting of HTP’s shareholders will be adjourned indefinitely in accordance with Cayman Islands law and the terms of HTP’s amended and restated memorandum and articles of association. In light of the termination of the Merger Agreement, the business combination will not be concluded and any ordinary shares submitted for redemption will not be redeemed at this time and any shareholders who submitted demands for redemption will have the opportunity to withdraw such demand at any time by notifying HTP’s transfer agent in the manner described in the definitive proxy statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Termination and Release Agreement, dated as of March 24, 2022, by and among HTP, Blocker Merger Sub I, Blocker Merger Sub II, GPI Blocker Merger Sub, Company Merger Sub, Pacer Holdings, Pacer Corp. Blocker, Pacer L.P. Blocker, GPI Blocker Owner, GPI Blocker, and Packable.

99.1	Joint Press Release, dated as of March 25, 2022.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND TRANSCEND PARTNERS I CORP.

Date: March 25, 2022	By:	/s/ Ian Friedman
Name: Ian Friedman
Title: Chief Executive Officer